EXHIBIT 10.3

CLECO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Amended and Restated January 1, 2009)
Amendment No. 1
Corrective Section 409A Amendment

Whereas, Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), maintains the Cleco Corporation Supplemental Executive Retirement Plan, which plan was first effective as of July 1, 1992, and was most recently amended and restated to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, effective January 1, 2009 (the “Plan”);

Whereas, the Company now desires to supplement and correct such amendment and restatement, effective as of January 1, 2009;

Now, Therefore, Section 5.1 of the Plan, describing the six-month delay applicable to the payment of certain retirement benefits accrued under the Plan with respect to “specified employees” within the meaning of Code Section 409A, shall be made effective with respect to benefits accrued or vested under the Plan on or after January 1, 2005.

This Amendment No. 1 was approved by the Board of Directors of Cleco Corporation on December 5, 2008, to be effective as of the date set forth herein.

                               Cleco Corporation

          By: /s/ George W. Bausewine

          Its: Senior Vice President, Corporate Services

          Date: December 8, 2008